SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report     (Date of earliest event reported):    January 28, 2008

Delta Mutual, Inc.
(Exact name of registrant as specified in charter)

Delaware	000-30563
(State or other jurisdiction	(Commission File Number)
of incorporation)

111 North Branch Street, Sellersville, Pennsylvania	18960
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (215) 258-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective January 28, 2008, the Registrant’s Board of Directors appointed James L. Weintraub, Esquire as a director to fill a vacancy on the Board.

Mr. Weintraub, 46, is currently a practicing attorney concentrating on corporate and commercial law matters. His offices are located in Ft. Lauderdale, Florida. Since 1998, he has served as General Counsel, Secretary and Board Member of e-lysium Transaction Systems, Inc. and is one of the founders of this software development company.

He served as General Counsel for Flick Mortgage Investors, Inc. from April 2004 to August 2004; General Counsel/Secretary for ITELSA, Inc. from July 1998 through 2003; and consultant and Board Member for Gulfside-Dadeland, Ltd. from September 2002 to April 2003. Mr. Weintraub was a partner in Weintraub, Weintraub, Seiden and Orshan from 1988 to 1998. He was a Florida Supreme Court Certified Mediator from 1996 to 2002.

Mr. Weintraub received a J.D. degree (1988) and a B.B.A. in finance (1985) from the University of Miami, Florida.

The Company does not compensate directors in their capacity as such nor does it compensate directors for attendance at meetings. The Company does reimburse directors for reasonable expenses incurred in the performance of their duties.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Delta Mutual, Inc.
Date: January 31, 2008
	By:	/s/ Peter F. Russo
Peter F. Russo,
President and Chief Executive Officer